SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2004
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 12. Results of Operations and Financial Condition.

On January 27, 2004, the Company announced via press release the Company’s financial results for the fourth quarter ended December 31, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Item 7. Exhibits.

99.1	Terayon Reports Fourth Quarter and Full Year 2003 Results And Announces Restructuring to Enhance Path to Profitability.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Arthur Taylor

Arthur Taylor
Chief Financial Officer

Date: January 27, 2003

INDEX OF EXHIBITS

99.1	Terayon Reports Fourth Quarter and Full Year 2003 Results And Announces Restructuring to Enhance Path to Profitability.